EXHIBIT 2.1

                   AGREEMENT AND PLAN OF MERGER


    Agreement and Plan of Merger (the "Agreement"), dated as of May 9, 1997, by and among Northeast Bancorp (the "Acquiror"), a Maine corporation, Northeast Bank, F.S.B. (the "Acquiror Sub"), a Federally chartered savings bank and a wholly-owned subsidiary of the Acquiror, and Cushnoc Bank and Trust Company (the "Company"), a Maine-chartered financial institution.

                       W I T N E S S E T H:

    WHEREAS, the Boards of Directors of the Acquiror and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of the Company with and into the Acquiror Sub, subject to the terms and conditions set forth herein; and

    WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

    NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:


                            ARTICLE I
                           DEFINITIONS

    The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

    "Acquiror Common Stock" shall mean the common stock, par value $1.00 per share, of the Acquiror.

    "Acquiror Employee Plans" shall have the meaning set forth in Section 4.14(a) hereof.

    "Acquiror Employee Stock Benefit Plans" shall mean the following employee benefit plans of the Acquiror: Employee Stock Purchase Plan; 1987 Stock Option Plan; 1989 Stock Option Plan; 1992 Stock Option Plan.

    "Acquiror Financial Statements" shall mean (i) the consolidated statements of the financial condition (including related notes and schedules, if any) of the Acquiror as of June 30, 1994, 1995 and 1996 and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Acquiror for each of the years ended June 30, 1994, 1995 and 1996 as filed by the Acquiror in its Securities Documents, and (ii) the consolidated statements of financial condition of the Acquiror (including related notes and schedules, if any) and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Acquiror included in the Securities Documents filed by the Acquiror with respect to the quarterly and annual periods ended subsequent to June 30, 1996.

    "Articles of Merger" shall have the meaning set forth in section 2.2 below.

    "BIF" means the Bank Insurance Fund administered by the FDIC or any successor thereto.

    "CFR" means the Code of Federal Regulations.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Commission" shall mean the Securities and Exchange Commission.

    "Company Common Stock" shall mean the common stock, par value $15.00 per share, of the Company.

    "Company Employee Plans" shall have the meaning set forth in Section 3.14(a) hereof.

    "Company Financial Statements" shall mean (i) the statements of financial condition (including related notes and schedules, if any) of the Company as of December 31, 1994, 1995 and 1996 and the statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Company for each of the years ended December 31, 1994, 1995 and 1996, and (ii) the statements of financial condition of the Company (including related notes and schedules, if any) and the statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Company with respect to the quarterly and annual periods ended subsequent to December 31, 1996.

    "Dissenting Shares" shall have the meaning set forth in Section 2.5 hereof.

    "Effective Time" shall mean the date and time specified pursuant to Section
2.2 hereof as the effective time of the Merger.

    "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

    "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation or code, and any published license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation
(1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. section 1101, et seq; the Safe Drinking Water Act, 42 U.S.C. section 300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Exchange Ratio" shall have the meaning set forth in Section 2.3 hereof.

    "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

    "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

    "Form S-4" shall mean the registration statement on Form S-4 (or on any successor or other appropriate form) to be filed by the Acquiror in connection with the issuance of shares of Acquiror Common Stock pursuant to the Merger, as amended and supplemented.

    "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

    "HOLA" shall mean the Home Owners Loan Act.

    "Material Adverse Effect" shall mean, with respect to the Acquiror or the Company, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of the Acquiror and its Subsidiaries taken as whole and the Company taken as a whole, respectively, or (ii) materially impairs the ability of the Company or the Acquiror to consummate the transactions contemplated by this Agreement, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries (including without limitation prospective changes which result in assessments of all institutions with SAIF -insured deposits which are intended to recapitalize the SAIF), (b) changes in generally accepted accounting principles that are generally applicable to the banking or savings industries, (c) expenses incurred in connection with the transactions contemplated hereby and (d) actions or omissions of a party (or any of its subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby, including without limitation any actions taken by the Company contemplated by Section 5.12 hereof.

    "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

    "Merger" shall mean the merger of the Company with and into the Acquiror Sub pursuant to the terms hereof.

    "MRSA" shall mean the Maine Revised Statutes Annotated.

    "OTS" shall mean the Office of Thrift Supervision.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

    "Previously Disclosed" shall mean disclosed (i) in a letter dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) a letter dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.14 hereof.

    "Proxy Statement" shall mean the prospectus/proxy statement contained in the Form S-4, as amended or supplemented, and to be delivered to shareholders of the Company.

    "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

    "SAIF" means the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

    "Securities Act" shall mean the Securities Act of 1993, as amended.

    "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all other documents filed, or required to be filed, pursuant to the Securities Laws.

    "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

    "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulations S-X of the Commission.

    "Superintendent" shall mean the Superintendent of the Bureau of Banking of the State of Maine.

    Other terms used herein are defined in the preamble and elsewhere in this Agreement.


                            ARTICLE II
                            THE MERGER

Section 2.1    The Merger

    (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 below), the Company shall be merged with and into the Acquiror Sub (the "Merger") in accordance with the applicable provisions of the MRSA and Federal Law. The Acquiror Sub shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the United States of America. The name of the Surviving Corporation shall continue to be "Northeast Bank F.S.B." Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

    (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 552.13 of Title 12 of the C.F.R. and Section 905 of Title 13-A of the M.R.S.A.

    (c) The Charter and Bylaws of the Acquiror Sub, as in effect immediately prior to the Effective Time, shall be the Charter and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

    (d) The authorized capital stock of the Surviving Corporation shall be as stated in the Articles of Incorporation of the Acquiror Sub immediately prior to the Effective Time.

    (e) Upon consummation of the Merger, (i) the directors of the Surviving Corporation shall be the persons whose name and residence address, and whose term as a director, are listed on Exhibit 2.1(d) attached hereto and incorporated herein by reference, and (ii) the executive officers of the Surviving Corporation shall be the executive officers of the Acquiror Sub immediately prior to the Effective Time.

Section 2.2    Effective Time; Closing

    The Merger shall become effective upon the occurrence of the filing of articles of merger (the "Articles of Merger") with the Secretary of State of the State of Maine pursuant to the MRSA, unless a later date and time is specified as the effective time in such Articles of Merger (the "Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, on the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the principal executive offices of the Acquiror in Auburn, Maine, or at such other place, at such other time, or on such other date as the parties may mutually agree upon, provided that, notwithstanding the foregoing, the parties hereby agree to hold the Closing on the first day which is at least two business days following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) if necessary for the Effective Time to occur on or before December 31, 1997.

    At the Closing, there shall be delivered to the Acquiror and the Company the opinions, certificates and other documents required to be delivered under
Article VI hereof.

Section 2.3    Treatment of Capital Stock

    Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

    (a) each share of Acquiror Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding;

    (b) each share of Acquiror Sub common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding; and

    (c) subject to Sections 2.5 and 2.6 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Acquiror or any of its Subsidiaries other than in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted, which shall be cancelled and retired) shall become and be converted into the right to receive 2.089 shares of Acquiror Common Stock (subject to possible adjustment as set forth in Section 2.8 hereof, the "Exchange Ratio").

Section 2.4    Shareholder Rights; Stock Transfers

    Except as provided for in Section 2.5 hereof, at the Effective Time, holders of Company Common Stock shall cease to be and shall have no rights as shareholders of the Company, other than to receive the consideration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfers books of the Company or the Surviving Corporation of shares of Company Common Stock.

Section 2.5    Dissenting Shares

    Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under the MRSA and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of Acquiror Common Stock hereunder, and the holder thereof shall be entitled only to such rights as are granted by the MRSA. The Company shall give the Acquiror prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the MRSA (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at any time, such holder's shares of Company Common Stock shall be converted into the right to receive Acquiror Common Stock in accordance with the applicable provisions of this Agreement. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

Section 2.6    Fractional Shares

    Notwithstanding any other provision hereof, no fractional shares of Acquiror Common Stock shall be issued to holders of Company Common Stock. In lieu thereof, each holder of shares of Company Common Stock entitled to a fraction of a share of Acquiror Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of Acquiror Common Stock by the average closing price of the Acquiror Common Stock on the American Stock Exchange on the ten business days preceding the Effective Time, as reported in the Wall Street Journal, or if not reported therein, in another authoritative source, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or other rights in respect of any fractional share interest.

Section 2.7    Exchange Procedures

    (a) At or after the Effective Time, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Company Common Stock, upon surrender of the same to an agent duly appointed by the Acquiror ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Acquiror Common Stock into which the shares of Company Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 2.3(c) hereof. As promptly as practicable after the Effective Time (and in no event later than the fifth business day following the Effective Time), the Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Time evidenced shares of Company Common Stock, and which is to be exchanged for Acquiror Common Stock as provided in Section 2.3 hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Acquiror Common Stock or cash in lieu of any fractional share. Notwithstanding anything in this Agreement to the contrary, certificates representing Company Common Stock surrendered for exchange by any Affiliate of the Company (as defined in Section 5.13(a) hereof) shall not be exchanged for certificates representing shares of Acquiror Common Stock in accordance with the terms of this Agreement until the Acquiror has received a written agreement from such person as specified in Section 5.13(b).

    (b) No holder of a certificate theretofore representing shares of Company Common Stock shall be entitled to receive any dividends in respect of the Acquiror Common Stock into which such shares shall have been converted by virtue of the Merger until the certificate representing such shares is surrendered in exchange for a certificate or certificates representing shares of Acquiror Common Stock. In the event that dividends are declared and paid by the Acquiror in respect of Acquiror Common Stock after the Effective Time but prior to any holder's surrender of certificates representing shares of Company Common Stock, dividends payable to such holder in respect of Acquiror Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Company Common Stock. The Acquiror shall be entitled, after the Effective Time, to treat certificates representing shares of Company Common Stock as evidencing ownership of the number of full shares of Acquiror Common Stock into which the shares of Company Common Stock represented by such certificates shall have been converted pursuant to this Agreement, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

    (c) The Acquiror shall not be obligated to deliver a certificate or certificates representing shares of Acquiror Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of Company Common Stock for exchange as provided in this Section 2.7, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or bond in an amount as may be reasonably required in each case by the Acquiror. If any certificate evidencing shares of Acquiror Common Stock is to be issued in a name other than that in which the certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

Section 2.8    Anti-Dilution Provisions

    If, on the Effective Time, (i) Acquiror has, at any time after the date hereof and before the Effective Time, (A) issued a dividend in shares of Acquiror Common Stock, (B) combined the outstanding shares of Acquiror Common Stock into a smaller number of shares, (C) subdivided the outstanding shares of Acquiror Common Stock, or (D) reclassified the shares of Acquiror Common Stock, then the number of shares of Acquiror Common Stock to be delivered pursuant to
Section 2.7 to Company shareholders who are entitled to receive shares of Acquiror Common Stock in exchange for shares of Company Common Stock shall be adjusted so that each Company shareholder shall be entitled to receive such number of shares of Acquiror Common Stock as such shareholder would have been entitled to receive if the Effective Time had occurred prior to the happening of such event. (By way of illustration, if Acquiror shall declare a stock dividend of 7% payable with respect to a record date on or prior to the Effective Time, the Exchange Ratio determined pursuant to Section 2.3 shall be adjusted upward by 7%.)

Section 2.9    Additional Actions

    If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.


                           ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to the Acquiror that:

Section 3.1    Capital Structure; Subsidiaries

    The authorized capital stock of the Company consists of 90,000 shares of Company Common Stock. As of the date hereof, there are 90,000 shares of Company Common Stock issued and outstanding, -0- shares of Company Common Stock are directly or indirectly held by the Company as treasury stock. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Company Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. There are no Rights authorized, issued or outstanding with respect to the capital stock of the Company. The Company has no subsidiaries.

Section 3.2    Organization, Standing and Authority of the
 Company

     The Company is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Maine with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The deposit accounts of the Company are insured by the BIF to the maximum extent permitted by the FDIA, and the Company has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. The Company has heretofore delivered or made available to the Acquiror true and complete copies of its Articles of Incorporation and Bylaws as in effect as of the date hereof.

Section 3.3    Authorized and Effective Agreement

    (a) The Company has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Company's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company, except for the approval of this Agreement by the Company's shareholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Acquiror and the Acquiror Sub, constitutes a legal, valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger), nor compliance by the Company with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of the Company, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party, or by which any of its properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company.

    (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the OTS, the FDIC, and the Superintendent, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws and the American Stock Exchange Rules in connection with the issuance of Acquiror Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of the Company and the Acquiror Sub and (v) the filing of Articles of Merger with the Secretary of State of Maine pursuant to the MRSA and Articles of Combination with the OTS pursuant to the CFR in connection with the Merger, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Company in connection with the execution and delivery by the Company of this Agreement and consummation by the Company of the transactions contemplated hereby.

    (d) As of the date hereof, the Company is not aware of anyreasons relating to the Company (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and (ii) the continuation by the Acquiror after the Effective Time of the business of each of the Acquiror, the Acquiror Sub and the Company as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of the Company, could have a Material Adverse Effect on the Acquiror, the Acquiror Sub or the Company or materially impair the value of the Company to the Acquiror.

Section 3.4    Regulatory Reports

    Since January 1, 1994, the Company has duly filed with the FDIC and the Superintendent, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of the Company by the FDIC or the Superintendent, the Company was not required to correct or change any action, procedure or proceeding which the Company believes has not been corrected or changed as required.

Section 3.5    Financial Statements

    (a) The Company has previously delivered or made available to the Acquiror accurate and complete copies of the Company Financial Statements which, in the case of the statements of financial condition of the Company as of December 31, 1996, and the statements of operations, shareholders' equity and cash flows for the year ended December 31, 1996, are accompanied by the audit reports of Schatz, Fletcher & Associates, independent public accountants with respect to the Company. The Company Financial Statements referred to herein, as well as the Company Financial Statements to be delivered pursuant to Section 5.7 hereof, fairly present or will fairly present, as the case may be, the financial condition of the Company as of the respective dates set forth therein, and the results of operations, shareholders' equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein.

    (b) Each of the Company Financial Statements referred to in Section 3.5(a) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of the Company have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Company are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company.

    (c) Except and to the extent (i) reflected, disclosed or provided for in the Company Financial Statements and (ii) of liabilities incurred since December 31, 1996 in the ordinary course of business, the Company has no liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Company.

Section 3.6    Material Adverse Change

    Since December 31, 1996, (i) the Company has conducted its business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

Section 3.7    Environmental Matters

    (a) To the best of the Company's knowledge, the Company is in compliance with all Environmental Laws. The Company has not received any communication alleging that the Company is not in such compliance and, to the best knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

    (b) To the best of the Company's knowledge, none of the properties owned, leased or operated by the Company (other than properties held by the Company solely as security for a debt) has been or is in violation of or liable under any Environmental Law.

    (c) To the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Company or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

    (d) Except as Previously Disclosed, the Company has not conducted any environmental studies during the past five years with respect to any properties owned by it as of the date hereof or which secure loans of the Company as of the date hereof.

Section 3.8    Tax Matters

    (a) The Company has timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by it (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and has paid, or where payment is not required to have been made, has set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. The Company will not have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

    (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Company are complete and accurate in all material respects. The Company is not delinquent in the payment of any tax, assessment or governmental charge, and except as Previously Disclosed, has not requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, the federal, state and local income tax returns of the Company have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Company as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to the Company to extend the period of limitations for the assessment or collection of any tax. Except as Previously Disclosed, as of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of the Company's knowledge, threatened.

    (c) Except as Previously Disclosed, the Company (i) is not a party to any agreement providing for the allocation or sharing of taxes, (ii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company (nor does the Company have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or
(iii) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

Section 3.9    Legal Proceedings

    There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Company, threatened against the Company or against any asset, interest or right of the Company, or against any officer, director or employee of the Company that in any such case, if decided adversely, would have a Material Adverse Effect on the Company. The Company is not a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.10   Compliance with Laws

    (a) The Company has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Company; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Company, no suspension or cancellation of any of the same is threatened.

    (b) The Company is not in violation of its Articles of Incorporation or Bylaws, or, to the best of the Company's knowledge, of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court specifically addressed to the Company, or in default under any order, license, regulation or demand of any governmental agency specifically addressed to the Company, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on the Company; and the Company has not received any notice or communication from any federal, state or local governmental authority asserting that the Company is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Company. The Company is not subject to any regulatory or supervisory cease or desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks issued by governmental authorities), and has not received any written communication requesting that it enter into any of the foregoing.

Section 3.11   Certain Information

    None of the information relating to the Company supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Form S-4, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of the Company and up to andincluding the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by the Company to its shareholders in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will include or be accompanied by such information as the Acquiror shall request for purposes of compliance with the Exchange Act and the rules and regulations promulgated thereunder.

Section 3.12   Employee Benefit Plans

    (a) The Company has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, welfare, severance or employee benefit plan or agreement maintained for the benefit of employees or former employees of the Company (the "Company Employee Plans"), and the Company has previously furnished or made available to the Acquiror accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plan, (ii) the most recent annual reports filed with any governmental agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

    (b) None of the Company, any pension plan maintained by it and qualified under Section 401 of the Code or, to the best of the Company's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of the Company. To the best of the Company's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

    (c) The Company does not participate in and has not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi -employer plan (as such term is defined in ERISA).

    (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Company Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Company Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under
Section 501 of the Code. No such letter has been revoked or, to the best of the Company's knowledge, is threatened to be revoked and the Company does not know of any ground on which such revocation may be based. The Company has no liability under any such plan that is not reflected on the consolidated statement of financial condition of the Company at December 31, 1996 included in the Company Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

    (e) To the best of the Company's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Company Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on the Company.

    (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will also be made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Company Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Company Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Company Pension Plan.

    (g) To the best of the Company's knowledge, the Company Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

    (h) There are no pending or, to the best knowledge of the Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Employee Plans or any trust related thereto or any fiduciary thereof.

Section 3.13   Certain Contracts

    (a) Except as Previously Disclosed, the Company is not a party to, is not bound or affected by, and does not receive and is not obligated to pay benefits under, (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by the Company (other than deposits, federal funds purchased and securities sold under agreements to repurchase) or the guarantee by the Company of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of the Company, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the Company upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which the Company is obligated to indemnify any director, officer, employee or agent of the Company; (v) any agreement, arrangement or understanding to which the Company is a party or by which any of the same is bound which limits the freedom of the Company to compete in any line of business or with any person, or (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the FDIC, the Superintendent or any other regulatory agency.

    (b) Schedule 3.13(b) sets forth all of the following contracts and agreements to which the Company is a party or to which or by which it or its assets or properties are subject or bound:

    (i) contracts and other agreements with any current or former officer, director, employee, consultant, agent, partner or other representative, or with any entity in which any of the foregoing has an interest;

    (ii) contracts and other agreements (a) for the sale of any of the assets or properties or for the grant to any person of any preferential rights to purchase any of the assets or properties of the Company, or (b) which create any liens or encumbrances on any assets or properties of the Company;

    (iii) contracts and other agreements calling for an aggregate purchase price or payments in any one year of more than $10,000 in any one case (or in the aggregate in the case of any related series of contracts or agreement);

    (iv) contracts and any other agreements relating to the acquisition by the Company of any operating business or the capital stock of any other corporation or any partnership or joint venture interest;

    (v) any and all licenses necessary for, or required in connection with, the operation of the Company;

    (vi) any contracts or agreement with respect to the payment of dividends or any other distribution in respect of capital stock of the Company; and

    (vii)  contracts or agreements with affiliates.

There have been delivered or made available to the Acquiror true and complete copies of all of such contracts. All of such contracts and other agreement are valid and binding upon the respective parties thereto in accordance with their respective terms, and there are no defaults under any such contracts. Except as separately identified on Schedule 3.13(b), no approval or consent of any person is needed in order that the contracts and other agreements set forth in such Schedule 3.13(b) continue in full force and effect following the consummation of the transactions contemplated hereby.

    (c) The Company is not in default or in noncompliance, which default or noncompliance could reasonably be expected to have a Material Adverse Effect on the Company, under any contract agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

Section 3.14   Brokers and Finders

    Except as Previously Disclosed, neither the Company nor any of its directors, officers, or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

Section 3.15   Insurance

    The Company has Previously Disclosed a list of insurance policies in effect under which the Company is an insured. All such policies are with financially sound and reputable insurance companies, and all premiums thereon have been paid to the date hereof.

Section 3.1    Properties

    All real and personal property owned by the Company or presently used by it in its business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Company in the ordinary course of business consistent with its past practices. The Company has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the statement of financial condition of the Company as of December 31, 1996 included in the Company Financial Statements or acquired after such date, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and
(iv) as reflected on the statement of financial condition of the Company as of December 31, 1996 included in the Company Financial Statements. All real and personal property which is material to the Company's business and leased or licensed by the Company is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

Section 3.17   Labor

    No work stoppage involving the Company is pending or, to the best knowledge of the Company, threatened. The Company is not involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of the Company which could have a Material Adverse Effect on the Company. Employees of the Company are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Company's knowledge, there have been no efforts to unionize or organize any employees of the Company during the past five years.

Section 3.18   Required Vote

    (a) The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Company Common Stock is necessary to approve this Agreement and the transactions contemplated hereby on behalf of the Company.

    (b) A majority of the Directors of the Company has approved the Merger and this Agreement.

Section 3.19   Accounting for the Merger; Reorganization

    As of the date hereof, the Company has no reason to believe that any action it has taken will cause the Merger to fail to qualify (i) for pooling-of-interests accounting treatment under generally accepted accounting principles or (ii) as a reorganization under Section 368(a) of the Code.

Section 3.20   Disclosures

    None of the representations and warranties of the Company or any of the written information or documents furnished or to be furnished by the Company to the Acquiror in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.


                            ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

    The Acquiror represents and warrants to the Company that:

Section 4.1    Capital Structure

    The authorized capital stock of the Acquiror consists of 3,000,000 shares of Acquiror Common Stock and 1,000,000 shares of Acquiror Preferred Stock. As of May 9, 1997, there were 1,274,969 shares of issued and outstanding. No shares of Acquiror Common Stock were held as treasury stock and not outstanding and there were 116,882 shares of Acquiror Preferred Stock issued and outstanding, of which 45,454 were classified as Series A and 71,428 were classified as Series B. As of May 9, 1997, there were 233,764 shares of Acquiror Common Stock issuable upon conversion of outstanding Acquiror Preferred Stock, 92,000 shares issuable upon exercise of outstanding options and 108,764 shares issuable upon exercise of outstanding warrants. All outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Acquiror Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. As of the date hereof, there are no other Rights authorized, issued or outstanding with respect to the capital stock of the Acquiror, except for (I) shares of Acquiror Common Stock issuable pursuant to the Acquiror Employee Stock Benefit Plans, now or hereafter, and (ii) by virtue of this Agreement.

Section 4.2    Organization, Standing and Authority of the Acquiror

    The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Acquiror. The Acquiror is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS. The Acquiror has heretofore delivered to the Company true and complete copies of the Articles of Incorporation and Bylaws of the Acquiror as in effect as of the date hereof.

Section 4.3    Ownership of the Acquiror Subsidiaries

    The Acquiror has Previously Disclosed each direct or indirect Acquiror Subsidiary. Except for capital stock of the Acquiror Subsidiaries, securities and other interest held in a fiduciary capacity or taken in consideration of debts previously contracted and by virtue of this Agreement, the Acquiror does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock of each of the Acquiror Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are directly or indirectly owned by the Acquiror free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever, except certain covenants contained in a Loan Agreement between the Acquiror and Fleet National Bank, dated as of August 7, 1996. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any Acquiror Subsidiary and there are no agreements, understandings or commitments relating to the right of the Acquiror to vote or to dispose of said shares or other ownership interests.

Section 4.4    Organization, Standing and Authority of the Acquiror
               Subsidiaries

     Each Acquiror Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the United States or the laws of the jurisdiction in which it is organized, as applicable. Each of the Acquiror Subsidiaries (I) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect on the Acquiror. The deposit accounts of each Acquiror Subsidiary which is an insured depository institution under the FDIA are insured by either the BIF or, in the case of certain deposits of each such institution, the SAIF to the maximum extent permitted by the FDIA, and each such entity has paid all premiums and assessments required by the FDIA and the regulations thereunder. The Acquiror has heretofore delivered or made available to the Company true and complete copies of the Articles of Incorporation and Bylaws of it and the Acquiror Sub.

Section 4.5    Authorized and Effective Agreement

     (a) Each of the Acquiror and the Acquiror Sub has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Acquiror and the Acquiror Sub. This Agreement has been duly and validly executed and delivered by the Acquiror and the Acquiror Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Acquiror and the Acquiror Sub which is enforceable against the Acquiror and the Acquiror Sub in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger), nor compliance by the Acquiror and the Acquiror Sub with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of the Acquiror, or the Charter or Bylaws of any Acquiror Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Acquiror or the Acquiror Sub pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Acquiror or any Acquiror Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Acquiror or any Acquiror Subsidiary.

     (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the OTS, the FDIC, and the Superintendent, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws and the American Stock Exchange Rules in connection with the issuance of acquiror Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of the Company and the Acquiror Sub, and (v) the filing of Articles of Merger with the Secretary of State of Maine pursuant to the MRSA and Articles of Combination with the OTS pursuant to the CFR in connection with the Merger, no consents or approvals of or filing or registrations with any Governmental Entity or with any third party are necessary on the part of the Acquiror, or the Acquiror Sub in connection with the execution and delivery by the Acquiror and the Acquiror Sub of this Agreement and the consummation by the Acquiror of the transactions contemplated hereby.

     (d) As of the date hereof, neither the Acquiror nor Acquiror Sub is aware of any reasons relating to the Acquiror or any of its Subsidiaries (including, without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and (ii) the continuation by the Acquiror after the Effective Time of the business of each of the Acquiror, the Acquiror Sub and the Company as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of the Acquiror, could have a Material Adverse Effect on the Acquiror, the Acquiror Sub or the Company or materially impair the value of the Company to the Acquiror.

Section 4.6    Securities Documents; Regulatory Reports

     (a) Since January 1, 1994, the Acquiror has timely filed with the Commission, the American Stock Exchange and the NASD all Securities Documents required by the Securities Laws for which a failure to file could reasonably be expected to have a Material Adverse effect on the Acquiror and such Securities Documents complied in all material respect with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Since January 1, 1994, the Acquiror, the Acquiror Sub and each Acquiror Subsidiary which is an insured depository institution under the FDIA has duly filed with the OTS, the FDIC and the Superintendent, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulation. In connection with the most recent examinations of the Acquiror or an Acquiror Subsidiary by the OTS, the FDIC or the Superintendent, neither the Acquiror nor any Acquiror Subsidiary was required to correct or change any action, procedure or proceeding which the Acquiror or the Acquiror Subsidiary believes has not been corrected or changed as required.

Section 4.7    Financial Statements

     (a) The Acquiror has previously delivered or made available to the Company accurate and complete copies of the Acquiror Financial Statements which, in the case of the consolidated statements of financial condition of the Acquiror as of June 30, 1994, 1995 and 1996 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years ended June 30, 1994, 1995 and 1996 are accompanied by the audit report of Baker, Newman & Noyes, LLP, independent public accountants with respect to the Acquiror. The Acquiror Financial Statements referred to herein, as well as the Acquiror Financial Statements to be delivered pursuant to Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Acquiror as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of the Acquiror for the respective periods or as of the respective dates set forth therein.

     (b) Each of the Acquiror Financial Statements referred to in Section 4.7(a) has been or will be, as the case may be, prepared in accordance with generally accepted principles consistently applied during the periods involved, except as stated therein. The audits of the Acquiror and the Acquiror Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Acquiror and the Acquiror Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Acquiror and the Acquiror Subsidiaries.

     (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of the Acquiror as of June 30, 1996, (including related notes) and (ii) of liabilities incurred since June 30, 1996 in the ordinary course of business, neither the Acquiror nor any Acquiror Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Acquiror on a consolidated basis.

Section 4.8    Material Adverse Change

     Since June 30, 1996, (i) the Acquiror has conducted its business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstances arisen that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Acquiror.

Section 4.9    Tax Matters

     The Acquiror and the Acquiror Subsidiaries and each of their predecessors has timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by it (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and has paid, or where payment is not required to have been made, has set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither the Acquiror nor any Acquiror Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established. No audit, examination or deficiency or refund litigation with respect to any federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Acquiror or any Acquiror Subsidiary is pending or, to the best of the Acquiror's knowledge, threatened.

Section 4.10   Legal Proceedings

     There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Acquiror threatened against the Acquiror or any Acquiror Subsidiary or against any asset, interest or right of the Acquiror or any Acquiror Subsidiary, or against any officer, director or employee of the Acquiror or any Acquiror Subsidiary that in any such case, if decided adversely, would have a Material Adverse Effect on the Acquiror. Neither the Acquiror or any Acquiror Subsidiary is a party to any order, judgment or decree which has or could reasonable be expect to have a Material Adverse Effect on the Acquiror.

Section 4.11   Compliance with Laws

     (a) Each of the Acquiror and each Acquiror Subsidiary has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Acquiror; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Acquiror, no suspension or cancellation of any of the same is threatened.

     (b) Neither the Acquiror nor any Acquiror Subsidiary is in violation of its respective Articles of Incorporation or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonable be expected to have a Material Adverse Effect on the Acquiror; and neither the Acquiror nor any Acquiror Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that the Acquiror or any Acquiror Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Acquiror. Neither the Acquiror nor any Acquiror Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks, savings associations or holding companies thereof, as applicable, issued by governmental authorities), and none of them has received any written communication requesting that it enter into any of the foregoing.

Section 4.12   Certain Information

     None of the information relating to the Acquiror and the Acquiror Subsidiaries to be included or incorporated by reference in (i) the Form S-4, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of the Company and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

Section 4.13   Brokers and Finders

     Except as previously disclosed, neither the Acquiror nor any Acquiror Subsidiary nor any of its directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

Section 4.14   Certain Contracts

     Neither the Acquiror nor any Acquiror Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on the Acquiror, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

Section 4.15   Insurance

     The Acquiror and each Acquiror Subsidiary is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

Section 4.16   Properties

     All real and personal property owned by the Acquiror or each Acquiror Subsidiary or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with their past practices. The Acquiror has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities or redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Acquiror as of June 30 1996 included in the Acquiror Financial Statements or acquired after such date, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Acquiror as of June 30, 1996 included in the Acquiror Financial Statements. All real and personal property which is material to the Acquiror's business on a consolidated basis and leased or licensed by the Acquiror or an Acquiror Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

Section 4.17   Labor

     No work stoppage involving the Acquiror or an Acquiror Subsidiary is pending or, to the best knowledge of the Acquiror, threatened. Neither the Acquiror nor any Acquiror Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees which could have a Material Adverse Effect on the Acquiror. Employees of the Acquiror and any Acquiror Subsidiary are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Acquiror's knowledge, there have been no efforts to unionize or organize any employees of the Acquiror or any Acquiror Subsidiary during the past five years.

Section 4.18   Required Vote

     The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Common Stock of the Acquiror Sub (all of which shares are owned by the Acquiror) is necessary to approve this Agreement and the transactions contemplated hereby on behalf of the Acquiror Sub. No shareholder vote is necessary to approve this Agreement and the transactions contemplated hereby on behalf of the Acquiror.

Section 4.19   Accounting for the Merger; Reorganization

     As of the date hereof, neither the Acquiror nor any Acquiror Subsidiary has any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under generally accepted accounting principles or (ii) as a reorganization under Section 368(a) of the Code.

Section 4.20   Disclosures

     None of the representations and warranties of the Acquiror or any of the written information or documents furnished or to be furnished by the Acquiror to the Company in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.


                            ARTICLE V
                            COVENANTS

Section 5.1    Reasonable Best Efforts

     Subject to the terms and conditions of this Agreement, each of the Company, the Acquiror and the Acquiror Sub shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit consummation of the Merger as promptly as practicable and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party or parties hereto to that end.

Section 5.2    Shareholder Meeting

     The Company shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of the Acquiror and the Board of Directors of the Company will recommend that the shareholders of the Acquiror Sub and the Company, respectively, approve this Agreement and the transactions contemplated hereby provided that the Board of Directors of the Acquiror and the Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

Section 5.3    Regulatory Matters

     (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Form S-4. The Acquiror shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Acquiror also shall use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the issuance of Acquiror Common Stock pursuant to the Merger and all other transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement. The Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) The Acquiror and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Form S-4 or any other statement, filing, notice or application made by or on behalf of the Acquiror, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated hereby.

     (d) The Acquiror and the Company shall promptly furnish each other with copies of written communications received by the Acquiror or the Company, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

Section 5.4    Investigation and Confidentiality

     (a) Each party shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filing with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each party and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

     (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two years from the date the proposed transactions are abandoned but shall not apply to
(i) any information which (x) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

Section 5.5    Press Releases

     The Acquiror and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which, based on advice of counsel, is required by law or regulation.

Section 5.6    Business of the Parties

     (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Acquiror, the Company shall carry on its business in the ordinary course consistent with past practice.
The Company will use reasonable efforts to (x) preserve its business organization intact, (y) keep available to itself and the Acquiror the present services of its employees and (z) preserve for itself and the Acquiror the goodwill of its customers and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of the Acquiror, between the date hereof and the Effective Time, the Company shall not:

     (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company Common Stock;

     (ii) issue any shares of its capital stock, or issue, grant, modify or authorize any Rights; purchase any shares of Company Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

     (iii) amend its Articles of Incorporation or Bylaws; impose, or suffer the imposition, of any material lien, charge or encumbrance on its assets or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

     (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to binding commitments existing on the date hereof and (ii) such as may be granted in the ordinary course of business consistent with past practice;

     (v) except as previously disclosed enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to the Company's defined contribution Pension Plan not in the ordinary course of business consistent with past practice;

     (vi) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by the Company or guarantee by the Company of any such obligation, except for deposits, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice (y) any agreement, arrangement or commitment relating to the employment of any employee, or, amend any such existing agreement, arrangement or commitment, provided that the Company may employ an employee if necessary to operate the business of the Company in the ordinary course of business consistent with past practice and if the employment of such employee is terminable by the Company at will without liability, other than as required by law; or (z) any contract, agreement or understanding with a labor union;

     (vii) change its method of accounting in effect for the year ended December 31, 1996, except as required by changes in laws or regulations or generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the year ended December 31, 1996, except as required by changes in laws or regulations;

     (viii) make any capital expenditures in excess of $10,000 individually or $25,000 in the aggregate other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

     (ix) file any applications or make any contract with respect to branching or site location or relocation;


     (x) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

     (xi) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

     (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

     (xiii) knowingly take any action that would prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment under generally accepted accounting principles or (B) as a reorganization within the meaning of Section 368;

     (xiv) take any action that would result in any of the representations and warranties of the Company contained in this Agreement not to be true and correct in any material respect at the Effective Time;

     (xv) permit its stockholders equity as of the end of the month preceding the Effective Time to be less than $2,125,000: or

     (xvi)  agree to do any of the foregoing.

     (b) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Company, the Acquiror and the Acquiror Sub shall carry on their respective businesses in the ordinary course consistent with past practice and use all reasonableefforts to preserve intact their present business organizations and relationships. Without limiting the generality of the foregoing, except with the prior written consent of the Company or as expressly contemplated hereby, between the date hereof and the Effective Time, the Acquiror and the Acquiror Sub shall not:

     (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Acquiror Common Stock, except for regular quarterly cash dividends which are not in excess of $0.10 per share of Acquiror Common Stock, provided, however, that nothing contained herein shall be deemed to affect the ability of the Acquiror's Subsidiaries to pay dividends on their respective common stocks to the Acquiror;

     (ii) issue any shares of its capital stock or issue, grant, modify or authorize any Rights, other than in each case pursuant to (i) Rights granted pursuant to the Acquiror Employee Stock Benefit Plans, (ii) any presently existing Acquiror stock option plan, or (iii) any acquisition to the extent permitted under subsection (v) below; provided, however, that Acquiror may issue its common stock in exchange for the shares of any Acquiror Subsidiary not presently wholly owned by Acquiror;

     (iii) effect any recapitalization, reclassification, stock split or like change in capitalization;

     (iv) amend its Articles of Incorporation, Charter or other governing instrument or Bylaws in a manner which would adversely affect in any manner the terms of the Acquiror Common Stock or the ability of the Acquiror to consummate the transactions contemplated hereby;

     (v) make any acquisition (including acquisitions of branch offices and related deposit liabilities) or take any other action that individually or in the aggregate could materially adversely affect the ability of the Acquiror to consummate the transactions contemplated hereby in a reasonably timely manner;

     (vi) take any action that would prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment under generally accepted accounting principles or (B) as a reorganization within the meaning of
Section 368 of the Code;

     (vii) take any action that would result in any of the representations and warranties of the Acquiror contained in this Agreement not to be true and correct in any material respect at the Effective Time; or

     (viii)  agree to do any of the foregoing.

     (c) The Company shall not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, the Company (an "Acquisition Transaction") (other than with the Acquiror or an affiliate thereof), provided, however, that the Board of Directors of the Company may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that their fiduciary duty under applicable law requires them to do so. The Company will promptly inform the other party of any such request for information or of any such negotiations or discussions, as well as instruct its directors, officers, representatives and agents to refrain from taking any action prohibited by this
Section 5.6(c).

Section 5.7    Current Information

     During the period from the date of this Agreement to the Effective Time, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. Within 25 days after the end of each month, the Company and the Acquiror will deliver to the other party a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with generally accepted accounting principles.

Section 5.8    Indemnification; Insurance

     (a) From and after the Effective Time through the sixth anniversary of the Effective Time, the Acquiror (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of the Company determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such Indemnified Parties were entitled under the Articles of Organization or Bylaws of the Company in effect on the date hereof, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Without limiting the foregoing obligation, the Acquiror also agrees that all limitations of liability existing in favor of the Indemnified Parties in the Articles of Organization and Bylaws of the Company, in each case as in effect on the date hereof, arising out of matters existing or occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time, provided, however, that all such rights in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

     (b) Any Indemnified Party wishing to claim indemnification under Section 5.8(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event a federal banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (c) The Acquiror shall cause the Surviving Corporation to maintain the Company's existing directors' and officers' liability insurance policy as of the date hereof (or a policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by the Company for a period of three years following the Effective Time.

     (d) In the event that the Acquiror or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.8, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

Section 5.9    Certain Directors

     The Acquiror agrees to take all action necessary to appoint or elect, effective as of the Effective Time, one member of the Company's Board of Directors, to be selected by Acquiror, as a director of the Acquiror. Such person shall serve until the first annual meeting of shareholders of the Acquiror following the Effective Time and until a successor is elected and qualified. The Acquiror shall include such person on the list of nominees for directors presented by the Board of Directors of the Acquiror and for which said Board shall solicit proxies at the first annual meeting of shareholders of the Acquiror following the Effective Time.

Section 5.10   Benefit Plans and Arrangements

     As soon as administratively practicable after the Effective Time, the Acquiror shall take all reasonable action so that employees of the Company shall be entitled to participate in the Acquiror Employee Plans of general applicability, and until such time the Company Employee Plans shall remain in effect, provided that no employee of the Company who becomes an employee of the Acquiror Sub and subject to the Acquiror's medical insurance plans shall be excluded coverage thereunder on the basis of a preexisting condition that was not also excluded under the Company's medical insurance plans, except to the extent such preexisting condition was excluded under the Company's medical insurance plans, in which case this Section 5.10 shall not require coverage for such pre-existing condition unless and until the employee satisfies the pre-existing exclusion period that was applicable under the Company's medical insurance plans. For purposes of determining eligibility to participate in and the vesting of benefits under the Acquiror Employee Plans, the Acquiror shall recognize years of service with the Company as such service is recognized by the Company. With respect to any severance for employees of the Company, Acquiror will, for Company employees who become Acquiror employees, for one year following the Effective Time pay severance pay in accordance with Exhibit
5.10 attached hereto.

Section 5.11   Accountants' Letters

     Each of the Company and the Acquiror shall use its reasonable best efforts to cause to be delivered to the other party, and such other party's directors and officers who sign the Form S-4, a letter of its respective independent public accountants, dated (i) the date on which the Form S-4 shall become effective and (ii) a date shortly prior to the Effective Time, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

Section 5.12   Certain Policies; Integration

     (a) If requested by the Acquiror, immediately prior to the Effective Time, the Company shall, consistent with generally accepted accounting principles, establish such additional accruals and reserves as may be necessary to conform the Company's accounting and credit loss reserve practices and methods to those of the Acquiror (as such practices and methods are to be applied to the Company from and after the Effective Time) and reflect the Acquiror's plans with respect to the conduct of the Company's business following the Merger and to provide for the costs and expenses relating to the consummation by the Company of the transactions contemplated by this Agreement; provided, however, that the Company shall not be required to take such action
(i) if such action is prohibited by applicable law or (ii) unless the Acquiror informs the Company that it has no reason to believe that all conditions to the Acquiror's obligations to consummate the transactions contemplated by this Agreement set forth in Article VI hereof will not be satisfied or waived. The establishment or adjustment of such accruals and reserves shall not constitute a breach of any representation or warranty of the Company contained in this Agreement.

     (b) During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its directors, officers and employees to, cooperate with and assist the Acquiror in the formulation of a plan of integration for the Acquiror and the Company and their respective banking subsidiaries.

Section 5.13   Restrictions on Resale

     (a) The Company has Previously Disclosed to the Acquiror, and the Acquiror has Previously Disclosed to the Company, a schedule of each person that, to the best of its knowledge, is deemed to be an "affiliate" of the Company and the Acquiror, respectively (each an "Affiliate"), as that term is used in Rule 145 under the Securities Act or Accounting Series Releases 130 and 135 of the Commission.

     (b) Each of the Company and the Acquiror shall use its reasonable best efforts to cause each person who may be deemed to be an Affiliate of the Company and the Acquiror, respectively, to execute and deliver to the Acquiror on or before the date of the mailing of the Proxy Statement an agreement in the form of Exhibit D and Exhibit E, respectively.

     (c) If requested by an Affiliate of the Company in connection with a proposed sale of Acquiror Common Stock which in the reasonable judgment of the Acquiror cannot be effected without jeopardizing the manner in which the Merger was accounted for under generally accepted accounting principles, the Acquiror shall use its reasonable best efforts to publish as promptly as reasonably practicable but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations, combined sales and net income figures as contemplated by and in accordance with Accounting Series Release No. 135 of the Commission and to file a Form 8-K with the Commission containing such figures.

Section 5.14  Disclosure Supplements

     From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

Section 5.15  Failure to Fulfill Conditions

     In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party or parties. Each party will promptly inform the other party or parties of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger.

     In the event the Closing shall not have occurred on or before any record date established for the payment of cash dividends by the Acquiror subsequent to September 30, 1997, the Exchange Ratio will be increased to the amount of such dividend times the Exchange Ratio divided by $14.00, plus the existing Exchange Ratio, subject to adjustment as provided in Section 2.8.


                            ARTICLE VI
                       CONDITIONS PRECEDENT

Section 6.1 Conditions Precedent - The Acquiror, the Acquiror Sub and the Company

     The respective obligations of the Acquiror, the Acquiror Sub and the Company to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

     (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall have been duly and validly taken by the Acquiror, the Acquiror Sub, and the Company, including approval by the requisite vote of the respective shareholders of the Acquiror Sub and the Company of this Agreement.

     (b) All approvals and consents for the transactions contemplated hereby from the OTS, the FDIC, the Superintendent and any other Governmental Entity the approval or consent of which is required for the consummation of the Merger and the other transactions contemplated hereby shall have been received and all statutory waiting periods in respect thereof shall have expired; and the Acquiror and the Company shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the consummation of the Merger and the other transactions contemplated hereby and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that is not customary and useful in transactions of the type contemplated by this Agreement and that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to the Acquiror that had such condition or requirement been known the Acquiror, in its reasonable judgment, would not have entered into this Agreement.

     (c) None of the Acquiror, the Company or their respective Subsidiaries shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger or any of the other transactions contemplated hereby.

     (d) The Form S-4 shall have become effective under the Securities Act, and the Acquiror shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Acquiror Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

     (e) The shares of Acquiror Common Stock to be issued in connection with the Merger shall have been approved for listing on the American Stock Exchange.

     (f) Each of Baker, Newman & Noyes LLP, the Acquiror's independent public accountants, and Schatz, Fletcher & Associates LLP, the Company's independent public accountants, shall have issued a letter dated as of the Effective Time, to the Acquiror and to the Company, respectively, to the effect that, based on a review of this Agreement and related agreements (including without limitation the agreements referred to in Section 5.13(b) hereof) and the facts and circumstances then known to it (including without limitation the number of Dissenting Shares, if any, in relation to the number of outstanding shares of Company Common Stock immediately prior to the Effective Time), the Merger shall be accounted for as a pooling-of-interests under generally accepted accounting principles.

     (g) The Acquiror shall have received the written opinion of Drummond Woodsum & MacMahon to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, and the Company shall have received the written opinion of Breyer & Aguggia to such effect and to the effect that (i) except for cash received in lieu of fractional share interests, holders of Company Common Stock who receive Acquiror Common Stock in the Merger will not recognize income, gain or loss for federal income tax purposes, (ii) the basis of such Acquiror Common Stock will equal the basis of the Company Common Stock for which it is exchanged, and (iii) the holding period of such Acquiror Common Stock will include the holding period of the Company Common Stock for which it is exchanged, assuming that such stock is a capital asset in the hands of the holder thereof at the Effective Time. Each such opinion shall be based on such written representations from the Acquiror, the Company and others as such counsel shall reasonably request as to factual matters.

Section 6.2    Conditions Precedent - The Company

     The obligations of the Company to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Company pursuant to Section
7.4 hereof.

     (a)  The representations and warranties of the Acquiror as set forth in
Article IV hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that not withstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a Material Adverse Effect on the Acquiror.

     (b) The Acquiror shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

     (c) The Acquiror shall have delivered to the Company a certificate, dated the date of the Closing and signed by its President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

     (d) The Company shall have received the written opinion of Drummond Woodsum & MacMahon, dated the date of the Closing, that addresses the matters set forth in Exhibit 6.2(d) hereto.

     (e) The Acquiror and the Acquiror Sub shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to the Acquiror and the Acquiror Sub as the Company may reasonably request.

     (f) The oral fairness opinion from Ryan Beck received by the Company on or prior to the date hereof shall not have been withdrawn by Ryan Beck, and the Company shall have received a fairness opinion letter from Ryan Beck dated as of a date which is within five (5) days prior to the date of the Proxy Statement to the effect that in the opinion of such firm the Exchange Ratio is fair to the Company stockholders from a financial point of view.

Section 6.3    Conditions Precedent - The Acquiror and the Acquiror Sub

     The obligations of the Acquiror and the Acquiror Sub to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Acquiror or the Acquiror Sub pursuant to Section 7.4 hereof.

     (a)  The representations and warranties of the Company set forth in
Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that not withstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations and warranties to be so true and correct would have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (b) The Company shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

     (c) The Company shall have delivered to the Acquiror a certificate, dated the date of the Closing and signed by its President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

     (d) The Acquiror shall have received the written opinion of Breyer & Aguggia, dated the date of the Closing, that addresses the matters set forth in
Exhibit 6.3(d) hereto.

     (e) The Company shall have furnished the Acquiror with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to the Company as the Acquiror may reasonably request.

     (f) No more than 10% of the Company Common Stock shall be Dissenting Shares as defined in Section 2.5 above.

     (g) The Company shall have received the written consent of Fleet National Bank to the Merger.


                           ARTICLE VII
                TERMINATION, WAIVER AND AMENDMENT

Section 7.1    Termination

     This Agreement may be terminated:

     (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

     (b) at any time on or prior to the Effective Time, by the Acquiror or the Acquiror Sub in writing if the Company has, or by the Company in writing if the Acquiror or the Acquiror Sub has, in any material respect, breached (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

     (c) at any time, by any party hereto in writing, if any of the applications for prior approval referred to in Section 5.3 hereof are denied or are approved in a manner which does not satisfy the requirements of Section 6.1(b) hereof, and the time period for appeals and requests for reconsideration has run;

     (d) at any time, by any party hereto in writing, if the shareholders of the Company do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof), unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

     (e) by either the Company or the Acquiror in writing if the Effective Time has not occurred by the close of business on December 31, 1997, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger and the other transactions contemplated hereby to be consummated by such date (the Acquiror and the Acquiror Sub being treated as a single entity for purposes of this Section 7.1(e));

     (f) by the Company at any time during the ten day period commencing with the Determination Date (as defined below) if the Average Closing Price (as defined below) shall be less than $11.50, subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 7.1(f), it shall give written notice to the Acquiror (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten day period). During the five day period commencing with its receipt of such notice, the Acquiror shall have the option to increase the consideration to be received by the holders of the Company Common Stock hereunder by adjusting the Exchange Ratio to equal a number (calculated to the nearest one thousandth) obtained by dividing (A) $24.02 by
(B) the Average Closing Price. If the Acquiror so elects within such five day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(f) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified). For purposes of this Section 7.1(f), (i) the term "Average Closing Price" means the average of the daily closing prices of a share of Acquiror Common Stock, as reported by the American Stock Exchange (as reported in The Wall Street Journal or, if not reported thereby, another authoritative source) during the period of twenty consecutive trading days ending on the Determination Date and (ii) the term "Determination Date" means the date on which the approval of the OTS for consummation of the Merger is received. All of the share amounts and per share figures in this Section 7.1(f) are subject to adjustment as provided in Sections 2.8 and 5.16.

Section 7.2    Effect of Termination

     In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality and expenses set forth in Section
5.4 and Section 8.1, respectively, and this Section 7.2 shall survive any such termination, (ii) a termination pursuant to Section 7.1(b), (d), or (e) shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination and (iii) Section 7.6 shall survive to the extent of any amounts payable thereunder.

Section 7.3    Survival of Representations, Warranties and Covenants

     All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 5.8, 5.9 and 5.10 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Acquiror, the Acquiror Sub or the Company (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either the Acquiror or the Company.

Section 7.4    Waiver

     Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of the Acquiror Sub and the Company) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in the Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of the Acquiror Sub or the Company have approved this Agreement shall not modify either the amount or form of the consideration to be provided hereby to the holders of Company Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

Section 7.5    Amendment or Supplement

     This Agreement may be amended or supplemented at any time by mutual agreement of the Acquiror, the Acquiror Sub and the Company, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by their respective Boards of Directors.

Section 7.6    Termination Fee

     In order to induce the Acquiror to enter into this Agreement and to reimburse the Acquiror for its costs and expenses related to entering into this Agreement and seeking to consummate the transactions contemplated by this Agreement, the Company will make a cash payment to the Buyer of $100,000 (the "Termination Fee") if and only if at the time of such termination any person (other than the Acquiror) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction and:

     (i)  The Acquiror or Company has terminated this Agreement pursuant to
Section 7.1(d) because of a failure by the Company's shareholders to approve this Agreement; or

     (ii)  The Acquiror has terminated this Agreement pursuant to 7.1(b);

     Any payment required by this section will be payable by the Company to the Acquiror (by wire transfer of immediately available funds to an account designed by the Acquiror) within five business days after demand by the Acquiror.


                           ARTICLE VIII
                          MISCELLANEOUS

Section 8.1    Expenses

     Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel.

Section 8.2    Entire Agreement

     This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.8, 5.9 and 5.10.

Section 8.3    No Assignment

     None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

Section 8.4    Notices

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

     If to the Acquiror or the Acquiror Sub:

     Northeast Bancorp
     232 Center Street
     P.O. Box 868
     Auburn, Maine 04210

     Attn: James Delamater, President
           and Chief Executive Officer

     Fax - 207-777-6410

     With a required copy to:

     Drummond Woodsum & MacMahon
     245 Commercial Street
     P.O. Box 9781
     Portland, Maine 04104-5081

     Attn: Joseph L. Delafield III

     Fax - 207-772-3627

     If to the Company:

     Cushnoc Bank and Trust Company
     One Bangor Street
     Augusta, Maine 04332-4701

     Attn: Sumner Lipman

     Fax - 207-623-8528

     With a required copy to:

     Breyer & Aguggia
     Suite 470 East
     1300 I Street N.W.
     Washington, D.C. 20005

     Attn:  John F. Breyer, Jr.

     Fax - 202-737-7979

Section 8.5    Interpretation

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 8.6    Counterparts

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 8.7    Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Maine applicable to agreements made and entirely to be performed within such jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.


                                   NORTHEAST BANCORP

Attest:

/s/ Ariel Rose Gill                By:  /s/ James D. Delamater
______________________________     __________________________________
Name: Ariel Rose Gill                 Name: James D. Delamater
Title: Corporate Clerk and            Title: President and
Secretary                             Chief Executive Officer

                                   NORTHEAST BANK F.S.B.
Attest:

/s/ Ariel Rose Gill                By:  /s/ James D. Delamater
______________________________     __________________________________
Name: Ariel Rose Gill                 Name: James D. Delamater
Title: Corporate Clerk and            Title: President and
Secretary                             Chief Executive Officer

                                   CUSHNOC BANK AND TRUST COMPANY

Attest:

/s/ Dale M. Goodwin                By:  /s/ Sumner H. Lipman
______________________________     __________________________________
Name: Dale M. Goodwin                 Name: Sumner H. Lipman
Title: Treasurer                      Title:


                         EXHIBIT 2.1 (d)

                        List of Directors

Name                     Residence           Term to Expire
____                     _________           ______________
Joseph A. Aldred         Brunswick, ME             1997
Norris T. Brown          Bethel, ME                1997
Ronald J. Goguen         Moncton, NB               1997
John W. Trinward         N. Waterford, ME          1997
Edmond J. Vachon         Bethel, ME                1997

John Bouchard            Brunswick, ME             1998
A. William Cannan        Saco, ME                  1998
Judith W. Hayes          Lexington, ME             1998
Stephen W. Wight         Bethel, ME                1998
Dennis A. Wilson         Bethel, ME                1998

James D. Delamater       Oxford, ME                1999
Norman R. Houde          Brunswick, ME             1999
Philip Jackson           Harrison, ME              1999
Ronald C. Kendall        Bethel, ME                1999
Robert Morrell           Brunswick, ME             1999




_______________________
(1) As a result of an Amendement to the Bylaws of Acquiror, beginning in 1997 directors will be elected for a term of one year.



                         SCHEDULE 3.13(b)

                            CONTRACTS

NAME                 TYPE             EXPIRATION     CANCELLATION

M&M Consulting       Compliance       9/15/97        30 Days Notice
PLUS System, Inc.    Membership       N/A            Non-Transferrable
Cirrus System, Inc.  Membership       N/A            Non-Transferrable
AMEXCO               ATM              5/16/97        90 Days
NoticeMastermoney    Debit Card       6/20/00        90 Days Notice
Mellon Bank          EFT Services     5/16/99        Penalty*
Infinet Payment
Services             EFT SErvices     8/31/98        180 Days Notice
NYCE                 AT               N/A            180 Days Notice
Macrosoft            Software         Perpetual      30 Days Notice
FISC                 Item Processing  N/A            60 Days Notice
General Electric     Vehicle          6/11/99        Payoff Future
                                                     Payments
*  Penalty of minimum monthly fee times months remaining in initial agreement.



                           EXHIBIT 5.10

     Any employee of the Company who, during the period beginning at the Effective Time and ending on the first anniversary thereof, is terminated by the Acquiror without Just Cause, shall, within ten business days of the date of such termination, receive a lump sum payment from the Acquiror equal to six (6) times the employee's monthly compensation (determined at the employee's monthly rate of base compensation in effect on the date of termination). No benefit shall be payable under this paragraph if an employee is terminated for Just Cause or in the event of the employee's voluntary termination of employment. For purposes of this paragraph, "Just Cause" shall mean termination of employment by reason of an employee's personal dishonesty, willful misconduct, intentional failure to perform stated duties, breach of fiduciary duty involving personal profit, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).



                            EXHIBIT D

                      AFFILIATES OF COMPANY


                                   __________, 1997

Northeast Bancorp
232 Center Street
Auburn, ME  04210

Ladies and Gentlemen:

     Pursuant to Section 5.13 of the Agreement and Plan of Merger, dated as of __________, 1997 (the "Agreement"), among Northeast Bancorp (the "Acquiror"), Northeast Bank F.S.B. (the "Acquiror Sub") and Cushnoc Bank and Trust Company (the "Company"), I hereby agree as follows:

     1. I will not sell, pledge, transfer or otherwise dispose of the shares of Acquiror Common Stock or Company Common Stock (both as defined in the Agreement) owned by me during the period commencing 30 business days prior to the Effective Time (as defined in the Agreement) (the anticipated date of which shall be set forth in a notice by the Company to me as soon as such information is available) and continuing to the date on which financial results covering at least 30 days combined operations of the Acquiror and the Company have been published within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the Securities and Exchange Commission; provided, however, that this paragraph shall not prevent me from selling, transferring or disposing of such numbers of shares of Acquiror Common Stock or Company Common Stock as will not, in the reasonable judgment of accountants to the Acquiror, interfere with or prevent the Merger (as defined in the Agreement) from being accounted for as a "pooling of interests," taking into account the nature, extent and timing of such sale, transfer or disposition and of similar sales, transfers or dispositions by all other affiliates of the Acquiror and all other affiliates of the Company.

     2. I will comply with paragraph (d) of Rule 145 under the Securities Act of 1933, as amended, and will not sell, pledge, transfer or otherwise dispose of any shares of Acquiror Common Stock received by me in exchange for shares of Common Stock pursuant to the Merger (as defined in the Agreement), except upon the Acquiror's receipt of an opinion of counsel, at the Acquiror's expense, that the proposed disposition will not violate paragraph (d) of Rule 145.

     The transfer agent of each of the Company and the Acquiror shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock and Acquiror Common Stock, respectively, unless the transfer has been effected in compliance with the terms of this letter agreement. In addition, the certificates evidencing shares of Acquiror Common Stock acquired by me in exchange for Company Common Stock pursuant to the Merger shall bear a legend noting the restrictions on transfer set forth in this letter agreement.

     3. For a period three (3) years from the Effective Time (as defined in the Agreement) of the Merger, I will not participate, directly or indirectly, as an investor in or lender to, or a guarantor of any loan to, or otherwise assist in the capitalization of, any new or inactive financial institution having a place of business within fifty (50) miles of Augusta, Maine.

     This provision does not preclude the undersigned from serving as a director of an existing financial institution or an existing thrift institution converting from mutual to stock form of ownership, or from investing in an existing thrift institution's conversion from mutual to stock ownership so long as the aggregate amount of stock in the institution owned directly or indirectly by the undersigned does not exceed 5% of the issued and outstanding stock of such institution.

                                   Very truly yours,



                                   ______________________________
                                   Name



Agreed and accepted this
________ day of ___________, 1997

Northeast Bancorp



By:___________________________
Name:
Title:




                            EXHIBIT E

                      AFFILIATES OF ACQUIROR

                                   _____________, 1997

Northeast Bancorp
232 Center Street
Auburn, ME  04210

Ladies and Gentlemen:

     Pursuant to Section 5.13 of the Agreement and Plan of Merger dated as of ____________, 1997 (the "Agreement"), among Northeast Bancorp (the "Acquiror"), Northeast Bank F.S.B. (the "Acquiror Sub") and Cushnoc Bank and Trust Company (the "Company"), I hereby agree not to sell, pledge, transfer or otherwise dispose of the shares of Acquiror Common Stock or Company Common Stock (both as defined in the Agreement) owned by me during the period commencing 30 business days prior to the Effective Time (as defined in the Agreement) (the anticipated date of which shall be set forth in a notice by the Company to me as soon as such information is available) and continuing to the date on which financial results covering at least 30 days combined operations of the Acquiror and the Company have been published within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the Securities and Exchange Commission; provided, however, that this paragraph shall not prevent me from selling, transferring or disposing of such number of shares of Acquiror Common Stock or Company Common Stock as will not, in the reasonable judgment of accountants to the Acquiror, interfere with or prevent the Merger (as defined in the Agreement) from being accounted for as a "pooling of interests," taking into account the nature, extent and timing of such sale, transfer or disposition and of similar sales, transfers or dispositions by all other affiliates of the Acquiror and all other affiliates of the Company.

     The transfer agent of each of the Company and the Acquiror shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of the Company Common Stock and Acquiror Common Stock, respectively, unless the transfer has been effected in compliance with the terms of this letter agreement.

                                   Very truly yours,

                                   ______________________________
                                   Name

Agreed and accepted this
_______ day of _________, 1997

Northeast Bancorp

By:_________________________
Name:
Title:



                          EXHIBIT 6.2(d)

(Matters to be covered in Opinion(s) of Counsel to be delivered to the Company pursuant to Section 6.2(d) of the Agreement)

     (a) Each of the Acquiror and the Acquiror Sub is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and the Acquiror is duly registered as a savings and loan holding company under the HOLA.

     (b) The authorized capital stock of the Acquiror consists of 3,000,000 shares of Acquiror Common Stock, of which ___________ were issued and outstanding of record as of (the end of the month preceding the closing date), and 1,000,000 shares of Acquiror Preferred Stock, of which _________ were issued and outstanding as Series A Preferred and ________ were issued and outstanding as Series B Preferred as of (the end of the month preceding the Effective Time). All of the outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and the shareholders of the Acquiror have no preemptive rights with respect to any shares of capital stock of the Acquiror. All of the outstanding shares of capital stock of the Acquiror have been duly authorized and validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, are directly or indirectly owned by the Acquiror free and clear of all liens, claims, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. To such counsel's knowledge, except as set forth in the Agreement, there were no Rights authorized, issued or outstanding with respect to the capital stock of the Acquiror as of the date of the Agreement.

     (c) The Agreement has been duly authorized, executed and delivered by the Acquiror and the Acquiror Sub and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of the Acquiror and the Acquiror Sub may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC, (ii) equitable principles limiting the right to obtain specific performance of other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

     (d) All corporate and shareholder actions required to be taken by the Acquiror and the Acquiror Sub by law and their respective Articles of Incorporation and Bylaws to authorize the execution and delivery of the Agreement and consummation of the Merger have been taken.

     (e) All consents or approvals of or filings or registrations with any Governmental Entity or, to such counsel's knowledge, any third party which are necessary to be obtained by the Acquiror and the Acquiror Sub to permit the execution, delivery and performance of the Agreement and consummation of the Merger have been obtained.

     (f) The shares of Acquiror Common Stock to be issued pursuant to the terms of the Agreement have been duly authorized by all necessary corporate action on the part of the Acquiror and, when issued in accordance with the terms of the Agreement, will be validly issued and fully paid and nonassessable.

     (g) To such counsel's knowledge, and except as Previously Disclosed or as disclosed in the Acquiror's Securities Documents, there are no material legal or governmental proceedings pending to which the Acquiror or any Acquiror Subsidiary is a party or to which any property of the Acquiror or any Acquiror Subsidiary is subject and no such proceedings are threatened by governmental authorities or by others.

     Such counsel also shall state that it has no reason to believe that the information relating to the Acquiror or an Acquiror Subsidiary contained or incorporated by reference in (i) the Form S-4, at the time the Form S-4 and any amendment thereto became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement was mailed to shareholders of the Company and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of officers of the Acquiror Subsidiary. The opinion of such counsel need refer only to matters of Maine, and federal law, and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Company.



                          EXHIBIT 6.3(d)

     The opinion of counsel for the Company contemplated in Section 6.3(d) of the Agreement to which this Exhibit 6.3(d) is attached shall be to the following effect (all terms used herein which are defined in the Agreement have the meanings set forth therein):

     (i) The Company is a state-chartered commercial bank validly existing under the laws of the State of Maine. The Company is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     (ii) The authorized capital stock of the Company consists of 90,000 shares of Company Common Stock, of which _______ shares are issued and outstanding of record as of the date hereof. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and the shareholders of the Company have no preemptive rights with respect to any shares of capital stock of the Company. To such counsel's knowledge, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company.

     (iii) The execution and delivery of the agreement by the Company, and the consummation by the Company of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of the Company.

     (iv) The Agreement has been duly executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (1) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC and (2) general principles of equity, whether applied by a court of law or equity.

     (v) The execution, delivery and performance of the Agreement by the Company, and the consummation of the transactions contemplated thereby by the Company, do not (1) violate any federal statutory law or regulation applicable to the Company, or any judgment, decree or order of which we have knowledge and which specifically names the Company, which violation is reasonably likely, individually or in the aggregate, to have a material adverse effect on the financial condition and results of operations of the Company; (2) constitute a breach of or default under any agreement or other arrangement that has been Previously Disclosed to the Acquiror, which breach or default is reasonably likely, individually or in the aggregate, to have a material adverse effect on the financial condition or results of operations of the Company; or (3) violate the Articles of Incorporation or Bylaws of the Company.

     (vi) All consents or approvals of or filings or registrations with any Governmental Entity or, to such counsel's knowledge, any third party which are necessary to be obtained by the Company to permit the execution, delivery and performance of the Agreement and consummation of the Merger have been obtained.

     (vii) To such counsel's knowledge, and except as Previously Disclosed, there are no material legal or governmental proceedings pending to which the company is a party or to which any property of the Company is subject and no such proceedings are threatened by governmental authorities or by others.

     Such counsel also shall state that it has no reason to believe that the information relating to the Company contained or incorporated by reference in
(i) the form S-4, at the time of the Form S-4 and any amendment thereto became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement was mailed to shareholders of the Company and the Acquiror and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials, certificates or opinions of other counsel to the Company reasonably satisfactory to the Acquiror and, as to matters of act, certificates of officers of the Company. The opinion of such counsel need refer only to matters of Maine and federal law and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Acquiror.

     (viii) To the best of our knowledge, the Merger has been approved by the shareholders of the Bank.

     In giving such opinion, counsel may rely on certificates of public officials as to matters of fact on certificates of officers of the Bank.